DIAMOND HOME SERVICES ANNOUNCES THE RESIGNATIONS OF
TWO DIRECTORS, PRESIDENT OF REEVES SOUTHEASTERN


WOODSTOCK, Ill.--(BUSINESS WIRE)--Sept. 23, 1999--Diamond Home Services, Inc. (NASDAQ: DHMS - news) today announced the resignations of William R. Griffin and James "Milt" Gillespie as members of the Company's Board of Directors, and Michael A. Augello as Vice President of Diamond Home Services, Inc. and President of the Company's subsidiary, Reeves Southeastern Corporation.

"We thank Bill, Milt and Mike for their contributions to Diamond," said C. Stephen Clegg, the Company's Chairman and CEO. "Milt Gillespie has proven to be a valuable resource to the Company since its inception, initially as president of Diamond Exteriors's southeastern region and later as a director of the Company and Vice President of Business Development. Likewise, Bill Griffin provided useful insight to the Board as a result of his many years of experience in the home services industry."

The Company's current directors are Mr. Clegg, James F. Bere, and Jacob Pollock. Mr. Pollock has agreed to join Mr. Bere as a member of the audit and compensation committees.

"Mike Augello's performance managing Reeves has been outstanding. We remain optimistic about the outlook for Reeves because of the strong, deep management team, which was one of our acquisition requirements," Mr. Clegg concluded.

The resignations of Messrs. Griffin and Gillespie were effective immediately. Mr. Augello's resignation becomes effective October 5, 1999.

Diamond Home Services, Inc. is a leading national marketer and contractor of installed home improvement products, including roofing systems, gutters, doors, and fencing. The Company, through its subsidiary, Reeves Southeastern Corporation, is one of the largest manufacturers and distributors of fencing and perimeter security products to the industrial and residential markets in the U.S. Reeves Southeastern operates 32 distribution centers primarily in the eastern half of the U.S. In addition, Reeves Southeastern furnishes and installs private-label fencing home improvement products. Through its subsidiary Diamond Exteriors, Inc.(R) the Company markets installed home improvement products and services directly to consumers, primarily under the "SEARS" name. Through its finance subsidiary Marquise Financial Services, Inc. the Company also offers financing to its customers. The Company has home consultants located in major cities across the U.S., providing the Company with a presence in markets covering approximately 80% of the owner-occupied households in the U.S.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives estimates or expectations of the Company or future results or events constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, matters related to the licensing agreement between Diamond Exteriors, Inc. and Sears, Roebuck and Co., warranty exposure, the Company's reliance on home consultants and on the availability of qualified independent installers, lead activity and costs related thereto, the outcome of discussions with its creditors and other constituencies, and conditions in the installed home improvement industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review Item 7 of the Company's most recent annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's most recent annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition.

Contact:
     Diamond Home Services, Inc.  Woodstock
     Dan Bronson, 815/334-2420
               or
     The Investor Relations Co.  Chicago
     Woody Wallace, 847/564-5610